                                                                  EXHIBIT 99.1


NBC to Acquire Equity Stake in CNET's 'SNAP!' Internet Portal Service

NBC and CNET Announce First-Ever Joint Venture Between a Broadcast Network and an Internet Portal Service


NEW YORK, June 9 /PRNewswire/ -- NBC has agreed to purchase an equity stake in CNET, Inc.'s (NASDAQ: CNWK) "Snap!" Internet portal service (www.snap.com) and will, together with CNET, operate the service as a joint venture. This marks the first entry of a major media company and broadcast network into the Internet directory and search services business. The announcement was made by Bob Wright, President and CEO, National Broadcasting Company and Halsey Minor, Chairman and CEO, CNET.

Minor will serve as CEO of Snap! for the immediate future and will continue to be responsible for the overall operation of the service. Tom Rogers, President NBC Cable and Business Development and Executive Vice President, NBC; Marty Yudkovitz, President NBC Interactive Media; Scott Sassa, President NBC Television Stations and Neil Braun, President, NBC Television Network all will assume seats on the Snap! board of directors, comprising the majority of the board. Select NBC employees will be joining Snap! in the near future.

NBC will acquire a minority stake in Snap, along with the option to increase its ownership stake in Snap! to 60%. Additionally, NBC will purchase a 4.99% equity stake in CNET, the parent company of Snap.

This acquisition and joint venture between NBC, the leading broadcast network and CNET, the Internet's leading content network, will redefine the crucial Internet portal market, providing Snap! with top brand association, media core competencies, advertiser connections, marketing and a level of promotion that is unprecedented in the Internet portal market.

"We are clearly defining the Internet and interactive media as fundamental to NBC's growth strategy and NBC will continue to be the leader among traditional media companies on the Internet. This agreement to join forces with CNET, one of the most respected and best run Internet companies, will provide tremendous opportunity for NBC to apply its traditional media core competencies to capture Internet audience share," said Wright. "The addition of Snap! will enable us to utilize the power of NBC to reach out to current Internet users, as well as to the 80% of the country that is not yet online."

Said Minor: "CNET has worked hard to build Snap! into a great service. Each week, NBC reaches more Internet households than any other media vehicle in the world. Now, together with NBC, we will turn Snap! into a household name."

NBC and CNET together will position Snap! to open up the Internet on a user-friendly basis to both existing Internet users and the TV audience at-large, in a way that is simple, conveniently organized, fast working, and enjoyable.

"What NBC and CNET are doing together will bring the power of branding, promotion, mass media sensibilities and strong advertiser relationships to the crucial Internet portal business. This is the crossroads between traditional media and the Internet," said Yudkovitz.

"There is so much choice in the Internet and new media world, it needs to be organized and directed. That calls for a place for consumers to start from. Our goal is to make Snap! the starting point that the nation's TV viewers are most aware of," Rogers.

Snap is a free Internet directory, search and navigation service that offers the most powerful way to organize and find anything on the Internet. The service is logically arranged to give users the quickest route to the best of what they're looking for on the Web, providing efficient, high-quality search results and directory listings and the most often-used content.

At the heart of the Snap! portal service is a directory of Web sites, built by a team of editors and reviewers to ensure its quality, freshness and usefulness. Users may either search the directory by using keywords, or browse through the directory's 16 topics: Arts & Humanities, Business & Money, Computing & Internet, Entertainment, Education, Health, Kids & Family, Living, Local, News, Oddities, People & Society, Science & Technology, Shopping, Sports and Travel. Snap! also features content from over 75 leading Web publishers.

For Internet searching, Snap! offers users highly efficient and effective searching capability online, by tightly integrating a high quality topical Internet directory with an advanced search engine.

Snap! is available to all Web users at http://www.snap.com and is also distributed by more than 40 leading Internet Service Providers, PC manufacturers and major marketers, including GTE Internetworking, MCI Internet, Earthlink Network, Toshiba America, Sony Electronics, 3Com Corporation and Hilton Worldwide.

NBC was advised on this transaction by BT Alex Brown.

About CNET

CNET, Inc. is at the leading edge of media companies, producing branded Internet networks and television programming for both targeted and general audiences. Online and on television, CNET is the leading authority on computers, the Internet and digital technologies. CNET's network of sites is consistently ranked as the Internet's leading content network in terms of both audience size and revenue, serving millions of users each day. The company's sites include:
NEWS.COM, CNET.COM, COMPUTERS.COM, GAMECENTER.COM, BUILDER.COM, DOWNLOAD.COM, SEARCH.COM, and ComputerESP.COM. CNET's television programs --

CNET Central, The Web, The New Edge, and Snap! Presents TV.COM -- air on USA Network, the Sci-Fi Channel and in national syndication, reaching an estimated weekly audience of over eight million viewers. CNET also is the publisher of Snap!, a free Internet search and navigation service that is the most powerful way to find anything on the Internet.

About NBC Interactive

NBC operates NBC.com, the network's entertainment site on the World Wide Web. Launched in August 1995, NBC.com (www.NBC.com) was the first full-scale Web offering from a major television network, and later became the first to feature original episodic programming, capturing multiple awards for its leadership and creativity. NBC.com is the home of such acclaimed original Internet programming as "Homicide: Second Shift" and "The Pretender Adventure," featuring new interactive episodes, characters and plot twists only found online. Original extensions of NBC shows also include sites for "Saturday Night Live," and "The Tonight Show with Jay Leno," as well as a teen-oriented site entitled "At The Max." Additionally, NBC.com features areas for all NBC shows, stars, stations and international activities.

In partnership with Microsoft, NBC owns and operates MSNBC. Built on the worldwide resources of NBC News, MSNBC is a 24-hour cable news network and a complementary Internet news service at www.msnbc.com. MSNBC on the Internet consistently ranks as the top news site on the Web in terms of both usage and critical acclaim.

NBC also operates VideoSeeker.com (www.videoseeker.com), an on-demand Internet video service featuring content from NBC and others, operated in conjunction with InterVU Inc.. NBC also maintains NBC Interactive Neighborhood, a localized Internet community guide service, customized for local communities and local NBC stations. Other new media innovations from NBC include such interactive television initiatives as NBC Intercast with Intel, Wink-enhanced programming with Wink Communications, WebTV for Windows. Also, together with Microsoft and Dow Jones, NBC operates CNBC-Dow Jones Business Video Services, offering video and audio based financial news and information to financial professionals and institutions.

About NBC

NBC is a global media company with broadly diverse holdings. NBC owns and operates the NBC Television Network as well as thirteen television stations. In the United States, NBC owns CNBC, operates MSNBC in partnership with Microsoft, and maintains equity interests in Arts & Entertainment and The History Channel. NBC also has an equity stake in Rainbow Programming Holdings, a leading media company with a wide array of entertainment and sports cable channels, including the Madison Square Garden network. Internationally, NBC owns and operates CNBC:
A Service of NBC and Dow Jones in partnership with Dow Jones & Company in Europe and Asia. In partnership with National Geographic, the network owns and operates NBC Europe and the National Geographic Channel in Asia.

SOURCE NBC

/CONTACT: Beth Comstock, 212-664-7142, or Robert Silverman, 212-664-2756, both of NBC Corporate Communications; or Brianne Miller of CNET, 415-395-7805, ext. 1658/